                                                                   EXHIBIT 10.25
                                                                   -------------

                               THE WATER GARDEN
                               ----------------

                                 OFFICE LEASE
                                 ------------

          This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary are sometimes collectively referred to herein as the "Lease"), dated as of the date set forth in Section 1 of the
                                                          ---------
Summary is made by and between WATER GARDEN COMPANY L.L.C., a Delaware Limited Liability Company ("Landlord"), and ENTRAVISION COMMUNICATIONS COMPANY, LLC, a Delaware limited liability company ("Tenant").

                                   ARTICLE 1
                                   ---------

                 PREMISES, BUILDING, PROJECT, AND COMMON AREAS
                 ---------------------------------------------

     1.1  Premises, Building, Project and Common Areas.
          --------------------------------------------

          1.1.1  The Premises.  Upon and subject to the terms hereinafter set
                 ------------
forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the
                                        -----------
"Premises"), which Premises are located in the "Building," as that term is defined in Section 1.1.2, below. The outline of the Premises is set forth in
           -------------
Exhibit A attached hereto.
---------

          1.1.2  The Building and The Project.  The Premises are a part of the
                 ----------------------------
building set forth in Section 4.1 of the Summary (the "Building") located in
                      -----------
Santa Monica, California. The Building is part of an office project known as "The Water Garden" which contains another office building (the "Adjacent Building"). The term "Project," as used in this Lease, shall mean (i) the Building, the Adjacent Building, and the "Common Areas", as that term is defined in Section 1.1.3 below, (ii) the land (which is improved with landscaping,
   -------------
subterranean parking facilities and other improvements) upon which the Building, the Adjacent Building, and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, buildings or other improvements added thereto pursuant to the terms of Section 1.1.4 of this Lease.
                                       -------------

          1.1.3  Common Areas.  Tenant shall have the non-exclusive right to use
                 ------------
in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the
                           ---------
Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, such as balconies abutting tenants' premises, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas". The term "Project Common Areas", as used in this Lease, shall mean the portion of the Project designated as such by Landlord. "Building Common Areas", as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other first-class, mid-rise office buildings (including the office buildings to be constructed adjacent to the Project as "Phase II" of The Water Garden, hereafter referred to as "Phase II") in the Santa Monica, California area, which are comparable in terms of size, quality of construction, appearance, and services and amenities (the "Comparable Buildings"). Except when and where Tenant's right of access is excluded as the result of (i) an emergency, (ii) a requirement by law, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1 of this
                                                             -----------
Lease.

          1.1.4  Landlord's Use and Operation of the Building, Project, and
                 ----------------------------------------------------------
Common Areas.  Landlord reserves the right from time to time without notice to
------------
Tenant (i) to close temporarily any of the Common Areas; (ii) to make reasonable changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building or the Adjacent Building; (iv) to add additional buildings and improvements to the Common Areas; (v) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project; provided that, notwithstanding anything to the contrary contained in this Lease, the Project shall not be expanded to include more than the land located in Santa Monica, California, which has Olympic Boulevard as its Southern boundary, Cloverfield Boulevard as its Western boundary, Colorado Avenue as its Northern boundary, and 26th street as its Eastern boundary; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas and Building or the expansion thereof as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

     1.2  Verification of Rentable Square Feet of Premises, Building, and
          ---------------------------------------------------------------
Project.  For purposes of this Lease, "rentable square feet" and "usable square
-------
feet" of the Premises shall be deemed to be as set forth in Section 4.2 of the Summary and the rentable square footage of the Building shall be deemed to be 332,896 rentable square feet.

     1.3  Base, Shell and Core Work in the Premises.  Except as specifically set
          -----------------------------------------
forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit E (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

                                   ARTICLE 2
                                   ---------

                        INITIAl LEASE TERM; OPTION TERM
                        -------------------------------

     2.1  Initial Lease Term.  The terms and provisions of this Lease shall be
          ------------------
effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 5.1 of the Summary, shall commence on
                                -----------
the earlier to occur of (i) the date Tenant opens for business in the Premises, and (ii) the date of "Substantial Completion", as that term is defined in this

Article 2, of the Premises by Landlord (the "Lease Commencement Date"), and
---------
shall terminate on the date set forth in Section 5.3 of the Summary (the "Lease
                                         -----------
Expiration Date") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction, as reasonably determined by Landlord, of the "Tenant Improvements," as that term is defined in
Section 1 of the Tenant Work Letter, in the Premises pursuant to the plans and drawings which are prepared pursuant to the terms of the Tenant Work Letter, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant in the Premises pursuant to the terms of the Tenant Work Letter or to be installed under the supervision of "Contractor" as that term is defined in Section 4.1 of the Tenant Work Letter. Within thirty (30) days following the Substantial Completion of the Premises, Landlord shall deliver to Tenant a notice (the "Notice of Lease Term Dates") in substantially the form as set forth in Exhibit B attached hereto, which notice Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant. Failure of Tenant to timely execute and deliver the

Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

     2.2  Option Term.
          -----------

          2.2.1  Option Right.  Landlord hereby grants the Tenant originally
                 ------------
named in the Lease (the "Original Tenant") one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in monetary or material non-monetary default (collectively, "Material Default") under this Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in Material Default under this Lease, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant or any "Affiliate," as that term is defined in Section 14.7, below, and may only be exercised by the Original Tenant or any Affiliate (and not any other assignee, sublessee or transferee of the Original Tenant's interest in this Lease) if the Original Tenant or any Affiliate occupies the entire Premises.

          2.2.2  Option Rent.  The rent payable by Tenant during the Option Term
                 -----------
(the "Option Rent") shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which, as of the commencement of the Option Term, tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a term of five (5) years, which comparable space is located in the Project and in Phase II, or, if there are not a sufficient number of current comparable transactions in the Project and in Phase II, then in the Comparable Buildings (the "Comparable Transactions"), in either case taking into consideration the following concessions (collectively, the "Renewal Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Option Rent, no consideration shall be given to
(i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Option Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and
(ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Option Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

          2.2.3  Exercise of Option.  The option contained in this Section 2.2
                 ------------------
shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (the "Interest Notice") to Landlord not more than fifteen (15) months nor less than fourteen (14) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than thirteen (13) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice (the "Exercise Notice") thereof to Landlord, and upon, and concurrently with, such exercise, Tenant may, at its option, accept or reject the Option Rent. If Tenant does not affirmatively accept the Option Rent contained in the Option Rent Notice, or if Tenant timely delivers the Exercise Notice without having previously delivered to Landlord the Interest Notice, then the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4 below.
         -------------

          2.2.4  Determination of Option Rent.  In the event Tenant does not
                 ----------------------------
timely and appropriately accept the Option Rent or Tenant timely and appropriately objects to Landlord's determination of Option Rent, as the case may be, Landlord and Tenant shall use good faith efforts to attempt to agree upon the Option Rent. If Landlord and Tenant fail to reach agreement within ten
(10) days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, within five (5) days, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 below.
--------------------------------

          2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial properties in the West Los Angeles, California area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section
                                                                       -------
2.2.2 of this Lease.  Each such arbitrator shall be appointed within fifteen
-----
(15) days after the applicable Outside Agreement Date.

          2.2.4.2 The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

          2.2.4.3 The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent and shall notify Landlord and Tenant thereof.

          2.2.4.4 The decision of the majority of the three (3) arbitrators shall be final and binding upon Landlord and Tenant and judgment on such decision may be rendered in a court of competent jurisdiction.

          2.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

          2.2.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.
                              -------------

          2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

                                   ARTICLE 3
                                   ---------

                                   BASE RENT
                                   ---------

     Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease by certified or cashier's check. If the Lease Commencement Date falls on a day of the month other than the first day of such month, the Rent for the first fractional month shall accrue on a daily basis for the period from the Lease Commencement Date to the end of such calendar month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4
                                   ---------

                                ADDITIONAL RENT
                                ---------------

     4.1  General Terms.  As set forth in this Article 4, in addition to paying
          -------------
the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Project Expenses," as those terms are defined in Sections
4.2.6 and 4.2.4 of this Lease, respectively, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below, to the extent such Project Expenses allocated to the tenants of the Building which are in excess of such Project Expenses applicable to the "Base Year," as that term is defined in
Section 4.2.1 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are sometimes herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2  Definitions.  As used in this Article 4, the following terms shall
          -----------
have the meanings hereinafter set forth:

          4.2.1 "Base Year" shall mean the period set forth in Section 7.1 of the Summary.

          4.2.2 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature incurred in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment, maintenance, and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal or public shuttle service or parking program; (iii) the cost of all insurance carried in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof;
(v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants; (vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance, management, or security of the Project, or any portion thereof, including employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) the cost of operation, repair, maintenance and replacement of all systems and equipment which serve the Project in whole or part; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) the cost of any capital improvements made to the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or made to all or any portion of the Project, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not applicable to the Project at the time that permits for the construction of the Building were obtained; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as reasonably determined; and (xiii) the cost of operations, maintenance, repairs, and other expenditures (whether capital or non-capital in nature) with respect to the "Child Care Facilities," as that term is defined in Section 29.9 below, and their lease at the Project.
                           ------------
Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

          (a) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

          (b) except as set forth in this Section 4.2.3, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

          (c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

          (d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

          (f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

          (g) amount paid as ground rental for the Project by the Landlord;

          (h) except for a Project management fee to the extent allowed pursuant to item (m), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

          (i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

          (j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

          (k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

          (l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings or other objects of art;

          (m) fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) (the "Management Fee Cap") of Landlord's gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Building with all tenants paying rent, including base rent, pass-throughs, and parking fees (but excluding the cost of after hours services or utilities) from the Project for any calendar year or portion thereof;

          (n) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

          (o) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

          (p) costs arising from the gross negligence or wilful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

          (q) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

          (r) costs arising from Landlord's charitable or political contributions;

          (s) subject to expenses expressly permitted pursuant to the terms of
     Section 4.2.3 (xii), above, any costs to correct defects in the original design or construction of the Project; and

          (t) advertising and marketing expenditures.

          If the Project is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In no event shall the components of Project Expenses for any Expense Year related to electrical costs be less than the components of Project Expenses related to electrical costs in the Base Year.

          4.2.4 "Project Expenses" shall mean the sum of "Operating Expenses" and "Tax Expenses".

          4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with all or any portion of the Project), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

               4.2.5.1  Tax Expenses shall include, without limitation:

                        (i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

                        (ii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                        (iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

                        (iv) Any possessory taxes charged or levied in lieu of real estate taxes.

               4.2.5.2 Any expenses incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

               4.2.5.3 Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.
                                     ---------

               4.2.5.4 The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as "Base Taxes." If, in any comparison year subsequent to the Base Year, the amount of Tax Expenses decreases, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurs, the Base Taxes shall be decreased by an amount equal to the decrease in Tax Expenses.

               4.2.5.5 Notwithstanding anything to the contrary in this Section 4.2.5, the following shall be excluded from Tax Expenses:

                        4.2.5.5.1 All excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project); and

                        4.2.5.5.2  Any items included as Operating Expenses.

          4.2.6  "Tenant's Share" shall mean the percentage set forth in Section
7.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100, and dividing the product by the total rentable square feet in the Building.

     4.3  Allocation and Calculation of Project Expenses.
          ----------------------------------------------

          4.3.1  Allocation of Project Expenses to Tenants of the Building.
                 ---------------------------------------------------------
Project Expenses (i.e., Operating Expenses and Tax Expenses) are determined
                  ----
annually for the Project as a whole. Since the Building is only one of the buildings which constitute the Project, Project Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of the other buildings in the Project. The portion of Project Expenses allocated to the tenants of the Building shall consist of (i) all Project Expenses attributable solely to the Building and (ii) an equitable portion of Project Expenses attributable to the Project as a whole and not attributable solely to the Building, the Adjacent Building or to any other building of the Project. Additionally, in allocating Project Expenses to the tenants of the Building, Landlord shall have the right, from time to time, to equitably allocate some or all of the Project Expenses allocable to tenants of the Building among different tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building.

          4.3.2  Calculation of Project Expenses.  Notwithstanding anything to
                 -------------------------------
the contrary set forth in this Article 4, when calculating the Project Expenses
                               ---------
for the Base Year, such Project Expenses shall include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including but not limited to the institution of a split tax roll, and Operating Expenses shall include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages and amortized costs relating to capital improvements; provided, however, that at such time as any such particular assessments, charges, costs or fees are no longer included in Operating Expenses, such particular assessments, charges, costs or fees shall be excluded from the Base Year calculation of Operating Expenses.

     4.4  Calculation and Payment of Additional Rent.
          ------------------------------------------

          4.4.1  Calculation of Excess.  For every Expense Year ending or
                 ---------------------
commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, below, and as Additional Rent, an amount equal to Tenant's Share of Project Expenses for such Expense Year in excess of Tenant's Share of Project Expenses for the Base Year (the "Excess").

          4.4.2  Statement of Actual Project Expenses and Payment by Tenant.
                 ----------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Project Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the tenants of the Building, and which shall indicate the amount, if any, of Tenant's Share of Project Expenses in excess of Tenant's Share of Project Expenses for the Base Year. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Project Expenses for such Expense Year in excess of Tenant's Share of Project Expenses for the Base Year, less the amounts, if any, paid during such Expense Year as "Estimated Additional Rent," as that term is defined in Section 4.4.3, below. If the amount of Tenant's Share of Project Expenses for such Expense Year in excess of Tenant's Share of Project Expenses for the Base Year is less than the amount paid by Tenant as Estimated Additional Rent during the applicable period of the Expense Year (but not including any period of the Expense Year which occurs after the Lease has terminated), Landlord shall pay the difference to Tenant together with the applicable Statement, even if the Lease has terminated or expired. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Project Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if Tenant's Share of Project Expenses for such Expense Year is in excess of Tenant's Share of Project Expenses for the Base Year, then Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1 of this Lease. The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Project Expenses attributable to any Expense Year which are first billed to Tenant more than twenty-four (24) months after the earlier of Tenant's receipt of the Statement for the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Project Expenses levied by any governmental authority or by any public utility companies at any time following the Expense Year to which such Project Expenses are attributable.

          4.4.3  Statement of Estimated Project Expenses.  In addition, Landlord
                 ---------------------------------------
shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Project Expenses for the then-current Expense Year shall be, the amount thereof to be allocated to the tenants of the Building, and the estimated amount of Tenant's Share of Project Expenses in excess of Tenant's Share of the Project Expenses for the Base Year (the "Estimated Additional Rent"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this Article
4. If, pursuant to the Estimate Statement, Estimated Additional Rent is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     4.5  Taxes and Other Charges for Which Tenant Is Directly Responsible.
          ----------------------------------------------------------------
Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

          4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

          4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Project parking facility); or

          4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.6  Landlord's Books and Records.  In the event that Tenant disputes the
          ----------------------------
amount of Additional Rent set forth in any annual Statement delivered by Landlord, then within one (1) year after receipt of such Statement by Tenant (the "Review Period"), Tenant shall have the right to notify Landlord in writing that it intends to cause one of its employees or an independent certified public accountant (which accountant must be qualified and experienced and must be employed by a firm which derives its primary revenues from its accounting practice) to inspect and copy (provided Tenant signs Landlord's confidentiality agreement, in such form as is commercially reasonable and such accountant or auditor is not hired on a contingent fee basis) Landlord's accounting records at Landlord's office in the Project for the Expense Year covered by such Statement during normal business hours ("Tenant's Review"). Tenant shall provide Landlord with not less than two (2) weeks' prior written notice of its desire to conduct Tenant's Review. In connection with the foregoing review, Landlord shall furnish Tenant with such reasonable supporting documentation relating to the subject Statement (and the Statement for the Base Year, provided that such supporting documentation relating to the Statement for the Base Year shall be for informational purposes only and not for the purpose of any audit of the Base Year Statement if the time period for Tenant's audit of the Base Year Statement shall have expired) as Tenant may reasonably request. In no event shall Tenant have the right to conduct Tenant's Review if Tenant is then in default under the Lease, including, without limitation, the payment by Tenant of all Additional Rent amounts described in the Statement which is the subject of Tenant's Review, which payment, at Tenant's election, may be made under dispute. In the event that Tenant shall fail to provide Landlord with written notification within the Review Period following receipt of a particular Statement of Tenant's desire to conduct a Tenant's Review, Tenant shall have no further right to dispute the amounts of Additional Rent set forth on such Statement. In the event that following Tenant's Review, Tenant and Landlord continue to dispute the amounts of Additional Rent shown on Landlord's Statement and Landlord and Tenant are unable to resolve such dispute, then either Landlord or Tenant shall cause a final and determinative audit to be made by Landlord's accountant of the proper amount of the disputed items and/or categories of Project Expenses to be shown on such Statement (the "Final Award"). The results of such Final Award shall be conclusive and binding upon both Landlord and Tenant. If the resolution of the parties' dispute with regard to the Additional Rent shown on the Statement, whether pursuant to Tenant's Review or the Final Award reveals an error in the calculation of Tenant's Share of Project Expenses to be paid for such Expense Year, the parties' sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute. At Landlord's election, the parties shall treat any overpayments resulting from the foregoing resolution of such parties' dispute as a credit against Rent until such amounts are otherwise paid by Landlord. Tenant shall be responsible for all costs and expenses associated with Tenant's Review and any Final Award, provided that if the parties' final resolution of the dispute involves the overstatement by Landlord of Project Expenses for such Expense Year in excess of four percent (4%), then Landlord shall be responsible for all reasonable, out-of-pocket costs and expenses associated with Tenant's Review and any Final Award. This provision shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder.

                                   ARTICLE 5
                                   ---------

                                USE OF PREMISES
                                ---------------

     Tenant shall use the Premises solely for general office purposes consistent with the character of the Project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit C, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined in Section 29.23 of this Lease.

                                   ARTICLE 6
                                   ---------

                            SERVICES AND UTILITIES
                            ----------------------

     6.1  Standard Tenant Services.  Landlord shall provide the following
          ------------------------
services on all days (unless otherwise stated below) during the Lease Term.

          6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8 A.M. to 6 P.M. and on Saturday during the period from 9 A.M. to 1 P.M., except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other nationally recognized holidays (collectively, the "Holidays").

          6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Landlord shall replace lamps, starters, and ballasts for Building standard lighting fixtures within the Premises at Tenant's request at Landlord's cost, which cost may be included by Landlord in Project Expenses. Landlord shall replace, at Tenant's cost, lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

          6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

          6.1.4 Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other first-class office buildings in the Santa Monica, California area.

     6.2  Overstandard Tenant Use.  Except as approved by Landlord as part of
          -----------------------
the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     6.3  Interruption of Use.  Tenant agrees that Landlord shall not be liable
          -------------------
for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, including, but not limited to, a failure to provide telecommunications, including telephone risers. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

     6.4  Rent Abatement.  If Landlord fails to perform the obligations required
          --------------
of Landlord under the terms of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Landlord Default"). If Landlord has not cured such Landlord Default within five (5) business days after the receipt of the Initial Notice (the "Eligibility Period"), Tenant may deliver an additional notice to Landlord (the "Additional Notice"), specifying such Landlord Default and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Default within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for a Landlord Default. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

                                   ARTICLE 7
                                   ---------

                                    REPAIRS
                                    -------

     Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the electrical, plumbing, HVAC and other base Building systems and equipment serving the Premises and/or the Building, except to the extent that such repairs are required due to the negligence or wilful misconduct of Tenant; provided, however, that if such repairs are due to the negligence of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 8
                                   ---------

                           ADDITIONS AND ALTERATIONS
                           -------------------------

     8.1  Landlord's Consent to Alterations.  Tenant may not make any
          ---------------------------------
improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided however, that Tenant may make strictly cosmetic changes to the finish work in the Premises, not requiring any structural or other substantial modifications to the Premises, upon thirty (30) days prior notice to Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

     8.2  Manner of Construction.  Landlord may impose, as a condition of its
          ----------------------
consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Santa Monica, all in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with
Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations.

     8.3  Payment for Improvements.  In the event Tenant orders any Alterations
          ------------------------
or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within five (5) days of billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work, not to exceed five percent (5%) of the cost of the work.

     8.4  Construction Insurance.  In the event that Tenant makes any
          ----------------------
Alterations Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.5  Landlord's Property.  All Alterations, improvements, fixtures and/or
          -------------------
equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove such Alterations and to repair any damage to the Premises and Building caused by such removal.
If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9
                                   ---------

                            COVENANT AGAINST LIENS
                            ----------------------

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                  ARTICLE 10
                                  ----------

                                   INSURANCE
                                   ---------

     10.1  Indemnification and Waiver.  To the extent not prohibited by law,
           --------------------------
Landlord, its members and their respective partners, subpartners, officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) from any cause arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, or the Premises, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or wilful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.

     10.2  Tenant's Compliance with Landlord's Fire and Casualty Insurance.
           ---------------------------------------------------------------
Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3  Tenant's Insurance.  Tenant shall maintain the following coverages in
           ------------------
the following amounts.

           10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

           Bodily Injury and
           Property Damage Liability    $3,000,000 each occurrence
                                        $3,000,000 annual aggregate

           Personal Injury Liability    $3,000,000 each occurrence
                                        $3,000,000 annual aggregate
                                        0% Insured's participation

           10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the "Base Building," as that term is defined hereinbelow), and (iii) all other improvements, alterations and additions to the Premises. The term "Base Building," for purposes of this Lease, shall mean the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

           10.3.3 Workers Compensation Insurance in form and with limits in accordance with the laws of the State of California, including Occupational Disease Insurance, and Voluntary Compensation Insurance, and Employer's Liability Insurance with limits not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence; per employee for disease; and in the aggregate for disease.

     10.4  Form of Policies.  The minimum limits of policies of insurance
           ----------------
required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Tooley & Company, and any other party Landlord reasonably specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. Tenant shall be permitted to provide the insurance required under this Lease by obtaining a blanket policy or policies to be maintained by Tenant. The coverage afforded to Landlord under this Lease shall in no way be limited, diminished or reduced because of the fact that such policy or policies are blanket in nature.

     10.5  Subrogation.  Landlord and Tenant agree to have their respective
           -----------
insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance.

     10.6  Additional Insurance Obligations.  Tenant shall carry and maintain
           --------------------------------
during the entire Lease Term, at Tenant's sole cost and expense, such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.

                                  ARTICLE 11
                                  ----------

                            DAMAGE AND DESTRUCTION
                            ----------------------

     11.1  Repair of Damage to Premises by Landlord.  Tenant shall promptly
           ----------------------------------------
notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Base Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Base Building or the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Tenant shall, at Tenant's sole cost and expense, repair any injury or damage to the Premises which is not part of the Base Building, in accordance with Article 8, above, and shall return the Premises to their original condition. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair of the Base Building or the Common Areas; provided, however, that if such fire or other casualty shall have damaged the Base Building or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or wilful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease as the sole result of the damage to the Base Building or the Common Areas, and not occupied by Tenant as a result thereof.

     11.2  Landlord's Option to Repair.  Notwithstanding the terms of Section
           ---------------------------
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project; and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present:
(i) repairs to be made by Landlord cannot reasonably be completed within one hundred twenty (120) days after the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage which is required to be repaired by Landlord is not fully covered, except for deductible amounts, by Landlord's insurance policies; or (iv) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 180-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

     11.3  Waiver of Statutory Provisions.  The provisions of this Lease,
           ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

     11.4  Damage Near End of Term.  In the event that the Premises, the
           -----------------------
Building, or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. In the event that the Premises, the Building, or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term such that Tenant cannot use the Premises for the use permitted hereunder, then notwithstanding anything contained in this Article 11, Tenant shall have the option to terminate this Lease by giving written notice to Landlord of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. In the event that Landlord or Tenant terminates this Lease pursuant to this Section 11.4, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                  ARTICLE 12
                                  ----------

                                   NONWAIVER
                                   ---------

     No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, and any waiver by Landlord or Tenant of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                  ARTICLE 13
                                  ----------

                                 CONDEMNATION
                                 ------------

     If the whole or more than twenty-five percent (25%) of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

                                  ARTICLE 14
                                  ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     14.1  Transfers.  Tenant shall not, without the prior written consent of
           ---------
Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the material terms of the proposed Transfer and the consideration therefor (including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer), the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord, which fees shall not exceed One Thousand and No/100 Dollars ($1,000.00) for a Transfer in the ordinary course of business.

     14.2  Landlord's Consent.  Landlord shall not unreasonably withhold its
           ------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

           14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

           14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

           14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

           14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

           14.2.5 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

           14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the three
(3)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted
                          ------------
unreasonably under this Article 14, their sole remedies shall be declaratory
                        ----------
judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

     14.3  Transfer Premium.  If Landlord consents to a Transfer, as a condition
           ----------------
thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord forty percent (40%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

     14.4  Landlord's Option as to Subject Space.  Notwithstanding anything to
           -------------------------------------
the contrary contained in this Article 14, in the event Tenant contemplates an assignment or a sublease, when aggregated with any other subleases, exceeds three thousand (3,000) rentable square feet (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 14.4), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this
Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. In the event such option is exercised by Landlord, this Lease shall be canceled and terminated with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to timely elect to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer

Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

     14.5  Effect of Transfer.  If Landlord consents to a Transfer, (i) the
           ------------------
terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease.

     14.6  Additional Transfers.  For purposes of this Lease, the term
           --------------------
"Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded
                          ----
through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

     14.7  Non-Transfers.  Notwithstanding anything to the contrary contained in
           -------------
this Lease, neither (i) an assignment to a transferee of all or substantially all of the assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, (iii) a change in ownership or control resulting from an offering of common stock or similar securities (whether as a public offering or a private placement to one more groups of investors), nor (iv) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer under Article 14 of this Lease, provided
                                          ----------
that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through
(iv) above, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and that such transferee or affiliate shall have a net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the "Net Worth") at least equal to the greater of (A) the Net Worth of Tenant immediately prior to such assignment or sublease, or (B) the Net Worth on the date of this Lease of the original named Tenant. The transferee in items (i) through (iv), above, shall be referred to as an "Affiliate." "Control," as used in this Section
                                                                    -------
14.7, shall mean the ownership, directly or indirectly, of at least fifty-one
----
percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

                                  ARTICLE 15
                                  ----------

                            SURRENDER OF PREMISES;
                            ----------------------
                           REMOVAL OF TRADE FIXTURES
                           -------------------------

     15.1  Surrender of Premises.  No act or thing done by Landlord or any agent
           ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by

Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     15.2  Removal of Tenant Property by Tenant.  Upon the expiration of the
           ------------------------------------
Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                  ARTICLE 16
                                  ----------

                                 HOLDING OVER
                                 ------------

     If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to twice the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.
Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.
If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender (including such tenant's lost profits) and any lost profits to Landlord resulting therefrom.

                                  ARTICLE 17
                                  ----------

                             ESTOPPEL CERTIFICATES
                             ---------------------

     Within seven (7) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                  ARTICLE 18
                                  ----------

                                 SUBORDINATION
                                 -------------

     This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any first mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms of this Article 18. Tenant
                                                    ----------
covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations hereunder in the event of any foreclosure proceeding or sale.

                                  ARTICLE 19
                                  ----------

                              DEFAULTS; REMEDIES
                              ------------------

     19.1  Defaults.  The occurrence of any of the following shall constitute a
           --------
default of this Lease by Tenant:

           19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within three (3) days after written notice from Landlord that the same is past due; or

           19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, then Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to cure such default; or

           19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

           19.1.4 The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof; or

           19.1.5  The failure by Tenant to occupy the Premises within sixty
(60) days after the Substantial Completion of the Premises.

     19.2  Remedies Upon Default.  Upon the occurrence of any event of default
           ---------------------
by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

           19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                   (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                   (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                   (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                   (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                   (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

     19.3  Sublessees of Tenant.  Whether or not Landlord elects to terminate
           --------------------
this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

                                  ARTICLE 20
                                  ----------

                                ATTORNEYS' FEES
                                ---------------

     If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

                                  ARTICLE 21
                                  ----------

                               LETTER OF CREDIT
                               ----------------

     21.1  Letter of Credit.  Tenant shall deliver to Landlord concurrently with
           ----------------
Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in an initial amount equal to the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) (the "L-C Amount"), which L-C shall be issued by Union Bank of California, and which L-C shall be in a form and content as set forth in Exhibit F, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.

     21.2  Application of the L-C.  The L-C shall be held by Landlord as
           ----------------------
security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the initial Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default, provided that if Tenant fails to renew the L-C at least thirty (30) days before its expiration, then Landlord shall have the right to draw upon the entire L-C. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord shall be held by Landlord and deemed a security deposit (the "L-C Security Deposit"). If any portion of the L-C is drawn upon, Tenant shall, within five (5) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. If Tenant is not then in default under this Lease, the L-C Amount shall be reduced during the initial Lease Term as follows: (i) commencing on the first day of the fourth (4th) Lease Year, the L-C Amount shall be reduced to Three Hundred Twenty Thousand and No/100 Dollars ($320,000.00);
(ii) commencing on the first day of the fifth (5th) Lease Year, the L-C Amount shall be reduced to Two Hundred Forty Thousand and No/100 Dollars ($240,000.00);
(iii) commencing on the
first day of the sixth (6th) Lease Year, the L-C Amount shall be reduced to One Hundred Sixty Thousand and No/100 Dollars ($160,000.00); and (iv) commencing on the first day of the seventh (7th) Lease Year, the L-C Amount shall be reduced to Eighty Thousand and No/100 Dollars ($80,000.00) and shall remain at such amount during the remainder of the Lease Term. Notwithstanding the previous sentence, in the event that as of the first day of the fourth (4th) Lease Year and continuing thereafter, Tenant has a net worth of at least Five Hundred Million Dollars ($500,000,000.00) and an annual net income of at least Thirty Million Dollars ($30,000,000.00) (collectively, the "Financial Requirement"), the L-C Amount shall reduce on the first day of the fourth (4th) Lease Year to Two Hundred Thousand and No/100 Dollars ($200,000.00) and on the first day of the fifth (5th) Lease Year, the L-C Amount shall reduce to Zero Dollars ($0.00); provided that in the event that following the first day of the fourth (4th) Lease Year, Tenant does not meet the Financial Requirement, then the L-C Amount shall be as set forth in the preceding sentence. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the initial Lease Term.

                                  ARTICLE 22
                                  ----------

                        SUBSTITUTION OF OTHER PREMISES
                        ------------------------------

     Landlord shall have the privilege of moving Tenant to other space in the Building comparable to the Premises, and all terms hereof shall apply to the new space with equal force; provided that Tenant's then existing monetary obligations under this Lease shall not be increased as a result of such relocation of the Premises. In such event, Landlord shall give Tenant at least ninety (90) days prior notice, shall provide Tenant, at Landlord's sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and comparable in layout, decor and nature and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as practicable. In addition, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection with such relocation (including, but not limited to, the costs of reasonable supplies of replacement stationery, marketing materials, announcements of new address plus postage and computer, data transmission and telephone installations, cabling and wiring), within thirty (30) days of Landlord's receipt of an invoice therefor. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

                                  ARTICLE 23
                                  ----------

                                     SIGNS
                                     -----

     23.1  General.  Tenant's identifying signage shall be provided by Landlord,
           -------
at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Tenant's identifying entry on the building directory located in the lobby of the Building shall be provided by Landlord, at Tenant's cost.

     23.2  Building Directory.  A building directory will be located in the
           ------------------
lobby of the Building. Tenant shall have the right, at Tenant's sole cost and expense, to designate name strips to be displayed under Tenant's entry in such directory at the rate of two (2) strips per each 1,000 rentable square feet of the Premises.

                                  ARTICLE 24
                                  ----------

                              COMPLIANCE WITH LAW
                              -------------------

     Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the "Base, Shell, and Core," as that term is defined in Section 1.1 of the Tenant Work Letter, but, as to the Base, Shell, and Core, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or Tenant's use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base, Shell, and Core, Project and Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably or materially affect the safety of Tenant's employees, create a significant health hazard for Tenant's employees, or create a material liability for the Tenant. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with, and amortized to the extent required by, the terms of Section 4.2.3 above.

                                  ARTICLE 25
                                  ----------

                                 LATE CHARGES
                                 ------------

     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after written notice from Landlord, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted by applicable law.

                                  ARTICLE 26
                                  ----------

             LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
             ----------------------------------------------------

     26.1  Landlord's Cure.  All covenants and agreements to be kept or
           ---------------
performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2  Tenant's Reimbursement.  Except as may be specifically provided to
           ----------------------
the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                  ARTICLE 27
                                  ----------

                               ENTRY BY LANDLORD
                               -----------------

     Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to
(i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord;
(B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                  ARTICLE 28
                                  ----------

                                TENANT PARKING
                                --------------

     Tenant hereby rents from Landlord, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term and any extension thereof, which parking passes shall pertain to the Project parking facility. Notwithstanding the foregoing, during the first (1st) Lease Year, Tenant shall have the right to rent between nineteen (19) and the number of parking passes set forth in Section 9 of the Summary. Prior to the end of the first Lease Year, Tenant shall deliver to Landlord notice specifying the number of unreserved parking passes Tenant shall rent during the remainder of the Lease Term, which number shall not be less than nineteen (19) nor more than the number of passes set forth in
Section 9 of the Summary. Commencing on the first day of the second Lease Year and continuing throughout the remainder of the Lease Term, Tenant shall rent the number of unreserved parking passes specified in Tenant's notice. In the event that Tenant rents fewer than the number of passes set forth in Section 9 of the Summary, Tenant shall have the right to rent additional unreserved parking passes such that the total passes rented by Tenant does not exceed the number of passes set forth in Section 9 of the Summary on an "as available basis," as determined by Landlord in Landlord's sole discretion. In lieu of up to five (5) unreserved parking passes, Tenant may rent passes for up to five (5) reserved parking spaces in the Project parking facility, three (3) of which shall be on the "P-1" Level and the remainder of which shall be on the "P-2" or "P-3" levels. Tenant shall give Landlord written notice of such election no later than the Lease Commencement Date, and Tenant shall thereafter during the remainder of the Lease Term rent such number of reserved parking spaces. Tenant shall have the right to rent additional passes for reserved or unreserved parking spaces on an "as available" basis, as determined by Landlord. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time for parking passes in the Project. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facility and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

                                  ARTICLE 29
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     29.1  Binding Effect.  Subject to all other provisions of this Lease, each
           --------------
of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.2  Modification of Lease.  Should any current or prospective mortgagee
           ---------------------
or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute and deliver such short form of Lease to Landlord within ten (10) days following the request therefor.

     29.3  Transfer of Landlord's Interest.  Tenant acknowledges that Landlord
           -------------------------------
has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.4  Prohibition Against Recording.  Except as provided in Section 29.3 of
           -----------------------------
this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     29.5  Captions.  The captions of Articles and Sections are for convenience
           --------
only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.6  Time of Essence.  Time is of the essence of this Lease and each of
           ---------------
its provisions.

     29.7   Partial Invalidity.  If any term, provision or condition contained
            ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.8   No Warranty.  In executing and delivering this Lease, Tenant has not
            -----------
relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.9   Child Care Facilities.  Tenant acknowledges that any child care
            ---------------------
facilities located in the Project (the "Child Care Facilities") which are available to Tenant and Tenant's employees are provided by a third party (the "Child Care Provider") which is leasing space in the Project, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant's employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant's employees, hereby agrees that Landlord, its members and their respective partners, subpartners, officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant's employees. Tenant hereby covenants that Tenant shall inform all of Tenant's employees of the provisions of this Section 29.9 prior to such employees' use of the Child Care Facilities.

     29.10  Entire Agreement.  It is understood and acknowledged that there are
            ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     29.11  Right to Lease.  Landlord reserves the absolute right to effect such
            --------------
other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

     29.12  Force Majeure.  Any prevention, delay or stoppage due to strikes,
            -------------
lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     29.13  Notices.  All notices, demands, statements, designations, approvals
            -------
or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

               J.P. Morgan Investment Management, Inc.
               522 Fifth Avenue
               12th Floor
               New York, New York 10036
               Attention:  Mr. David Chen, Vice-President

               and

               Tooley & Company
               2425 Olympic Boulevard
               Suite 520-East
               Santa Monica, California  90404
               Attention:  Building Manager

               With a copy to:

               Allen, Matkins, Leck, Gamble & Mallory
               1999 Avenue of the Stars, Suite 1800
               Los Angeles, California 90067
               Attn:  Anton N. Natsis, Esq.

Any Notice will be deemed given on the date it is mailed as provided in this
Section 29.13 or upon the date personal delivery is made. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

     29.14  Joint and Several.  If there is more than one Tenant, the
            -----------------
obligations imposed upon Tenant under this Lease shall be joint and several.

     29.15  Authority.  If Tenant is a corporation or partnership, each
            ---------
individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

     29.16  Governing Law.  This Lease shall be construed and enforced in
            -------------
accordance with the laws of the State of California.

     29.17  Submission of Lease.  Submission of this instrument for examination
            -------------------
or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.18  Brokers.  Landlord and Tenant hereby warrant to each other that they
            -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 10 of the Summary (the "Brokers"), whose commissions shall be the responsibility of Landlord pursuant to a separate written agreement, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

     29.19  Independent Covenants.  This Lease shall be construed as though the
            ---------------------
covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

     29.20  Project or Building Name and Signage.  Landlord shall have the right
            ------------------------------------
at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

     29.21  Transportation Management.  Tenant shall fully comply with all
            -------------------------
present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation:
(i) restrictions on the number of peak-hour vehicle trips generated by Tenant;
(ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

     29.22  No Discrimination.  Tenant covenants by and for itself, its heirs,
            -----------------
executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

     29.23  Hazardous Material.  As used herein, the term "Hazardous Material"
            ------------------
means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Project; (iii) Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other tenants of the Project or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Subject to the terms of Section 4.2.3(q), above, Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

     29.24  Development of the Project.
            --------------------------

            29.24.1  Subdivision.  Tenant acknowledges that the Project has been
                     -----------
subdivided. Landlord reserves the right to further subdivide all or a portion of the buildings and Common Areas in the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas of the Project by an entity other than Landlord shall not affect the calculation of Project Expenses or Tenant's payment of Tenant's Share of Project Expenses.

            29.24.2  The Other Improvements.  If portions of the Project or
                     ----------------------
property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

            29.24.3  Construction of Project and Other Improvements.  Tenant
                     ----------------------------------------------
acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

     29.25  Tenant's ERISA Representation.  Tenant hereby represents and
            -----------------------------
warrants to Landlord that none of the assets of Tenant are "plan assets" as that term is defined in 29 C.F.R. (S) 2509.75-2 or (S) 2510.3-101.

     29.26  Landlord Exculpation.  It is expressly understood and agreed that
            --------------------
notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.26 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

     29.27  Health Club.  The Spectrum Club health club located in the Project
            -----------
currently offers Tenant's management and employees a forty-five percent (45%) discount on the one-time basic membership fees provided that such management and/or employees obtain such memberships within sixty (60) days following the Lease Commencement Date.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                              "Landlord":

                              WATER GARDEN COMPANY L.L.C.,
                              a Delaware Limited Liability Company

                              By:
                                  ----------------------------------------
                                  David Chen,
                                  Vice President


                              "Tenant":

                              ENTRAVISION COMMUNICATIONS COMPANY, LLC, a Delaware limited liability company

                              By:
                                  ----------------------------------------
                                  Its:
                                       -----------------------------------
                              By:
                                  ----------------------------------------
                                  Its:
                                       -----------------------------------

                                   EXHIBIT A
                                   ---------

                               THE WATER GARDEN
                               ----------------

                              OUTLINE OF PREMISES
                              -------------------



Exhibit a contains a diagram outline of the premises leased pursuant to the office lease.

                                   EXHIBIT B
                                   ---------

                               THE WATER GARDEN
                               ----------------

                          NOTICE OF LEASE TERM DATES
                          --------------------------

To:
     -----------------------

     -----------------------

     -----------------------

     -----------------------

     Re:  Office Lease dated                  , 19   between WATER GARDEN
                             -----------------    --
          COMPANY L.L.C., a Delaware Limited Liability Company ("Landlord"), and
                                             , a
          -----------------------------------    -----------------------
          ("Tenant") concerning Suite        on floor(s)            of the
                                      ------             ----------
          office building located at                                , Santa
                                     -------------------------------
          Monica, California.

Gentlemen:

     In accordance with the referenced Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1.   The Substantial Completion of the Premises has occurred, and the Lease
          Term shall commence on or has commenced on                   for a
                                                     -----------------
          term of                        ending on                   .
                  ----------------------           ------------------

     2.   Rent commenced to accrue on                     , in the amount of
                                      --------------------
                             .
          -------------------

     3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.   Your rent checks should be made payable to
                                                     --------------------------
          at                             .
             ----------------------------

     5. The exact number of rentable square feet within the Premises is 9,307 rentable (7,911 usable) square feet.

     6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is 2.7958%.

     Pursuant to the terms of Article 2 of your Lease, you are required to
return an executed copy of this Notice to                  within ten (10)
                                          ----------------
business days following your receipt hereof, and thereafter the statements set forth herein shall be conclusive and binding upon you. Your failure to timely execute and return this Notice shall constitute your acknowledgment that the statements included herein are true and correct, without exception.

                              EXHIBIT B - Page 1

                              "Landlord":

                              WATER GARDEN COMPANY L.L.C.,
                              a Delaware Limited Liability Company

                              By:
                                  ------------------------------------------

                                  Its:
                                       -------------------------------------

Agreed to and Accepted as
of                , 19  .
   ---------------    --

"Tenant":

                           ,
---------------------------
a
  --------------------------
By:
   -------------------------
   Its:
       ---------------------
By:
   -------------------------
   Its:
       ---------------------

                              EXHIBIT B - Page 2

                                   EXHIBIT C
                                   ---------

                               THE WATER GARDEN
                               ----------------

                             RULES AND REGULATIONS
                             ---------------------

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

     6. Any requests of Tenant shall be directed to the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities.

     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any

                              EXHIBIT C - Page 1
kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

     9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws (except in connection with customary picture hanging and office decoration), or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

     10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

     12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles.

     15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use them only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

     20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Santa Monica, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

                              EXHIBIT C - Page 2

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

     24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.

                              EXHIBIT C - Page 3

                                   EXHIBIT D
                                   ---------

                               THE WATER GARDEN
                               ----------------

                     FORM OF TENANT'S ESTOPPEL CERTIFICATE
                     -------------------------------------

     The undersigned as Tenant under that certain Office Lease (the "Lease")
made and entered into as of            , 199  by and between
                            -----------     -
                                as Landlord, and the undersigned as Tenant, for
-------------------------------
Premises on the            floor(s) of the office building located at
                ----------
                      , Santa Monica, California            , certifies as
----------------------                           -----------
follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2.  The undersigned currently occupies the Premises described in the Lease.

     3.  The Lease Term commenced on          , and the Lease Term expires on
                                     ---------
            .
------------

     4.  Base Rent became payable on                  .
                                     -----------------

     5. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     6. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:







     7. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of the holder of the first deed of trust on the Premises.

     8. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due
through               .  The current monthly installment of Base Rent is
        --------------
$         .
 ---------

     9. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

     10. The current amount of the Security Deposit held by Landlord is
$          .
 ----------

     11. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

     12. As of the date hereof, there are no existing defenses or offsets that the undersigned has against Landlord nor have any events occurred that with the passage of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

     13. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee, or a prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making of such loan or acquisition of such property.

                              EXHIBIT D - Page 1

     14. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     Executed at                    on the      day of          , 19  .
                 ------------------        ----        ---------    --


                                          "Tenant":

                                                                        ,
                                          ------------------------------
                                          a
                                            ----------------------------
                                          By:
                                             ---------------------------
                                              Its:
                                                  ----------------------
                                          By:
                                             ---------------------------
                                              Its:
                                                  ----------------------

                              EXHIBIT D - Page 2

                                   EXHIBIT E
                                   ---------

                               THE WATER GARDEN
                               ----------------

                              TENANT WORK LETTER
                              ------------------

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in this Lease. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of this Lease to which this Tenant
                    ---------------------
Work Letter is attached as Exhibit E and of which this Tenant Work Letter forms
                           ---------
a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of
                                                       --------------------
this Tenant Work Letter.

                                   SECTION 1
                                   ---------

                LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES
                -----------------------------------------------

     1.1  Base, Shell and Core of the Premises as Constructed by Landlord.
          ---------------------------------------------------------------
Landlord shall construct, at its sole cost and expense, the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the "Base, Shell, and Core") in accordance with the plans and specifications for the Base, Shell, and Core and on an unoccupied basis (the "Plans"). Landlord shall, at Landlord's sole cost and expense (and not be deducted from the "Tenant Improvement Allowance," as that term is defined in Section 2.1, below) make any modifications to the Base, Shell and Core which are necessary for the same to comply with Applicable Laws on an unoccupied basis necessary for Tenant to obtain a certificate of occupancy for the Premises or otherwise legally occupy the Premises. The Base, Shell and Core shall include only the following items.

               1.1.1    Core Improvements.
                        -----------------

               1.1.1.1  Toilet Rooms.  The men's and women's toilets shall be
                        ------------
complete with countertops, ceramic tile walls and floors, lavatory mirrors, lighting, ceilings, toilet partitions, toilet accessories, and high quality plumbing fixtures.

               1.1.1.2  Passenger Elevator Lobby.  The Passenger elevator lobby
                        ------------------------
shall be complete with (i) finished ceiling, finished lighting, and floor coverings, (ii) fire/smoke doors, which will be finished recessed double solid-core wood doors installed complete with hardware, (iii) walls, completed with wall coverings and base, and (iv) elevator doors and frames, which will be painted metal, and call button and hall lantern face plates, which will be stainless steel.

               1.1.1.3  Janitor's Closet, Telephone Room, and Electrical Room.
                        -----------------------------------------------------
The janitor's closet shall be complete with painted walls, floor coverings and resilient base. The telephone and electrical rooms are unfinished and will include a telephone backboard and electrical distribution panelboards, respectively, for each full floor Tenant occupies (to the extent Tenant partially occupies a floor, only a portion of such distribution electrical panel board on such floor, based upon the proportionate amount of area on such floor occupied by Tenant, shall be available to Tenant).

               1.1.1.4  Lifesafety.  All required alarm and communication
                        ----------
systems within the janitor's closet, telephone and electrical rooms, service elevator lobby area, the stairwells, the passenger elevator lobby area, and toilet rooms.

               1.1.1.5  HVAC.  The main distribution loop duct and heating hot
                        ----
water supply and return lines (including valves) for the heating, ventilation and air conditioning system.

                              EXHIBIT E - Page 1

               1.1.1.6  Sprinkler.  The sprinkler system, which shall include
                        ---------
only the main floor shut-off valves, alarms, primary loop piping, distribution piping, and heads installed with deflectors.

               1.1.1.7  Service Elevator Lobby.  The service elevator lobby
                        ----------------------
complete with floor covering, resilient base, painted walls, ceiling, lighting, and elevator door and frame, which will be painted metal.

               1.1.1.8  Balance of Core.  All exposed core doors shall be
                        ---------------
completed with painted hollow metal frames, finished solid core wood doors or finished hollow metal doors, and hardware, and all exterior/exposed wall surfaces of the core shall be drywall, taped, floated, and sanded ready for paint. The balance of the core shall also include exit signs and fire extinguishers as required by applicable building code (the "Code") for unoccupied space.

               1.1.2    Base and Shell Improvements.  The structural frame of
                        ---------------------------
the Building shall be complete, including fireproofing and finished slab ready for floor coverings.

               1.1.3    Items Relating to the Public Corridor (only as to that
                        ------------------------------------------------------
portion of the Premises, if any, which occupies only a portion of a floor,
--------------------------------------------------------------------------
rather than an entire floor, of the Building).  The following items relating to
---------------------------------------------
the public corridor: the wall coverings (finished corridor side only) on corridor and core walls, the floor covering, lighting, HVAC system, finished ceiling, appropriate signage, alarm and communication systems, and the sprinkler systems.

                                   SECTION 2
                                   ---------

                              TENANT IMPROVEMENTS
                              -------------------

     2.1  Tenant Improvement Allowance.  Tenant shall be entitled to a one-time
          ----------------------------
tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of One Hundred Ninety-Seven Thousand Seven Hundred Seventy-Five and No/100 Dollars ($197,775.00) (i.e., $25.00 per usable square foot of the Premises) for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In addition, Landlord shall contribute an amount not to exceed $0.15 per usable square foot of the Premises ("Landlord's Drawing Contribution") toward the cost of one (1) preliminary space plan to be prepared by "Architect," as that term is defined in Section 3.1, below, and no portion of the Landlord's Drawing Contribution, if any, remaining after the completion of the Tenant Improvements shall be available for use by Tenant. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance and the Landlord's Drawing Contribution. In the event that any portion of the Tenant Improvement Allowance remains sixty (60) days following the Lease Commencement Date, Tenant shall no longer have the right to such unused portion of the Tenant Improvement Allowance and such remaining portion of the Tenant Improvement Allowance shall be the sole property of Landlord. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of Section 8.5 of this Lease.

     2.2  Disbursement of the Tenant Improvement Allowance.  Except as otherwise
          ------------------------------------------------
set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

               2.2.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Sections 3.1 of this Tenant Work Letter, which payment shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $6.50 per usable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

                              EXHIBIT E - Page 2

               2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

               2.2.4 The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               2.2.5 The cost of any changes to the Construction Drawings, Tenant Improvements or Landlord's Work required by Code;

               2.2.6  Sales and use taxes and Title 24 fees;

               2.2.7  "Landlord's Supervision Fee", as that term is defined in
Section 4.3.2 of this Tenant Work Letter; and

               2.2.8 All other costs to be reasonably expended by Landlord in connection with the construction of the Tenant Improvements.

     2.3  Standard Tenant Improvement Package.  Landlord has established
          -----------------------------------
specifications (the "Specifications") for some of the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"). The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

                                   SECTION 3
                                   ---------

                             CONSTRUCTION DRAWINGS
                             ---------------------

     3.1  Selection of Architect/Construction Drawings.  Tenant shall retain
          --------------------------------------------
Gensler as the architect/space planner (the "Architect") to prepare the "Construction Drawings", as that term is defined in this Section 3.1. Tenant shall retain Landlord's engineering consultants (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base, Shell and Core work. The fees changed by the Engineers shall be comparable to the fees charged by comparable engineers performing comparable work in the Comparable Buildings. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with Landlord's drawing format and specifications. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Drawings. Furthermore, Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

     3.2  Final Space Plan.  On or before the date set forth in Schedule 1,
          ----------------
Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises, shall receive preliminary plan check approval for the same from the Department of Building and

                              EXHIBIT E - Page 3

Safety of the City of Santa Monica (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan and proof of receipt of preliminary plan check approval to Landlord for reasonable Landlord's approval.

     3.3  Non-Standard Improvement Package Items.  On or before the date set
          --------------------------------------
forth in Schedule 1, (i) Tenant shall submit to Landlord, for Landlord's approval, all necessary architectural and engineering design, details, and specifications to allow Landlord to immediately prepare an appropriate "Partial Cost Proposal," as that term is defined below in Section 4.2 of this Tenant Work Letter, for all materials necessary to the construction of (A) the structural portions of any interior stairway or dumbwaiter, and the openings (and required structural support areas) necessary to accommodate the placement of such interior stairways or dumbwaiters in the Premises and (B) all other structural supports and reinforcements necessary to the construction of the Tenant Improvements (collectively, the "Structural Items"); and (ii) Tenant shall provide Landlord, for Landlord's approval, with complete specifications, details and architectural and engineering drawings to allow Landlord to immediately prepare a Partial Cost Proposal for all materials, components, finishes, equipment, and improvements which are not part of the Standard Improvement Package.

     3.4  Final Working Drawings.  On or before the date set forth in Schedule
          ----------------------
1, Tenant, Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work, to obtain all applicable permits, and to subsequently construct the work (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's reasonable approval.

     3.5  Permits.
          -------

               3.5.1 Structural Permits.  Simultaneously with Tenant's submittal
                     ------------------
of the items described in Sections 3.3(i)(A) and 3.3(i)(B), above, Tenant shall use its best, good faith, efforts and all due diligence to cooperate with Architect, the Engineers, Landlord and "Contractor," as that term is defined in
Section 4.1, below, to do all acts necessary, including cooperation in the preparation of shop drawings, if necessary, to obtain permits (the "Structural Permits") for the immediate construction of the Structural Items, and Tenant acknowledges that in connection therewith Landlord and/or Contractor, as opposed to Tenant, on behalf of Tenant and as Tenant's agent, may be the appropriate party to obtain such permits.

               3.5.2 Other Permits.  After the approval of the Final Working
                     -------------
Drawings by Landlord (the "Approved Working Drawings"), Tenant shall immediately submit same to the City of Santa Monica for all applicable building permits (except the Structural Permits to the extent the same have already been received pursuant to the terms of Section 3.5.1, above) necessary to allow Contractor to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process, and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal.

               3.5.3 Other Terms.  Notwithstanding anything to the contrary set
                     -----------
forth in this Section 3.5, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility (even as to the Structural Permits); provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would directly or indirectly delay the Substantial Completion of the Premises.

                              EXHIBIT E - Page 4

     3.6  Time Deadlines.  Tenant shall use its best, good faith, efforts and
          --------------
all due diligence to cooperate with Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the Cost Proposal, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a weekly basis to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings and selection of a contractor as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in
Schedule 1 (the "Time Deadlines"), attached hereto. Tenant agrees to comply with the Time Deadlines.

                                   SECTION 4
                                   ---------

                    CONSTRUCTION OF THE TENANT IMPROVEMENTS
                    ---------------------------------------

     4.1  Contractor.  A contractor retained by Landlord, shall construct the
          ----------
Tenant Improvements. Such contractor ("Contractor") shall be mutually selected by Landlord and Tenant from three (3) general contractors upon whom Landlord and Tenant have mutually agreed and to whom Landlord has bid the Tenant Improvement Work, and Tenant shall deliver notice of its selection of the Contractor to Landlord on or before the date set forth in Schedule 1.

     4.2  Cost Proposal.  After the Approved Working Drawings are signed by
          -------------
Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements (the "Cost Proposal"). Notwithstanding the foregoing, portions of the cost of the Tenant Improvements may be delivered to Tenant as such portions of the Tenant Improvements are priced by Contractor (on an individual item-by-item or trade-by-trade basis), even before the Approved Working Drawings are completed (the "Partial Cost Proposal") for purposes of facilitating the early purchase of items and construction of the same. Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, or, as to a Partial Cost Proposal within two (2) business days of receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal or Partial Cost Proposal, as the case may be, and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal or the last Partial Cost Proposal to Landlord, as the case may be, shall be known hereafter as the "Cost Proposal Delivery Date". The total of all Partial Cost Proposals, if any, shall be known as the Cost Proposal.

     4.3  Construction of Tenant Improvements by Landlord's Contractor under the
          ----------------------------------------------------------------------
Supervision of Landlord.
-----------------------

               4.3.1 Over-Allowance Amount.  On the Cost Proposal Delivery Date,
                     ---------------------
Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord within five (5) days following Landlord's request as an addition to the Over-Allowance Amount.

               4.3.2 Landlord's Retainment of Contractor.  After Tenant selects
                     -----------------------------------
the Contractor, Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product

                              EXHIBIT E - Page 5
of (i) five percent (5%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

               4.3.3 Contractor's Warranties and Guaranties.  Landlord hereby
                     --------------------------------------
assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. Such warranties and guaranties of Contractor shall guarantee that the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and Contractor shall be responsible for the replacement or repair, without additional charge, of the Tenant Improvements that shall become defective within one (1) year after Substantial Completion of the Premises. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant Improvements.

               4.3.4 Tenant's Covenants.  Tenant hereby indemnifies Landlord
                     ------------------
for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Project. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Project management office a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

                                   SECTION 5
                                   ---------

                    COMPLETION OF THE TENANT IMPROVEMENTS;
                    --------------------------------------
                            LEASE COMMENCEMENT DATE
                            -----------------------

     Except as provided in this Section 5, the Lease Commencement Date shall occur as set forth in Article 2 of this Lease. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 2 of this Lease, as a direct, indirect, partial, or total result of:

     5.1  Tenant's failure to comply with the Time Deadlines;

     5.2 Tenant's failure to timely approve any matter requiring Tenant's approval;

     5.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

     5.4 Changes in any of the Construction Drawings after reasonable disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

     5.5  Tenant's request for changes in the Approved Working Drawings;

     5.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

     5.7 Changes to the Base, Shell and Core work or Landlord Work required by the Approved Working Drawings (other than work to be performed by Landlord so that the Base, Shell and Core complies with Applicable Laws (as required by Section 1.1, above)); or

     5.8  Any other acts or omissions of Tenant, or its agents, or employees;

                              EXHIBIT E - Page 6
then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant delay or delays, as set forth above, had occurred.

                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1  Tenant's Entry Into the Premises Prior to Substantial Completion.
          ----------------------------------------------------------------
Provided that Tenant and its agents do not interfere with Contractor's work in the Project and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises (but if such access is to be prior to the issuance of the Temporary Certificate of Occupancy for the Building, then such access shall be only as allowed by the City of Santa Monica) for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the approximate timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project or Premises and against injury to any persons caused by Tenant's actions pursuant to this
Section 6.1.

     6.2  Freight Elevators.  Landlord shall, consistent with its obligations to
          -----------------
other tenants of the Building, and subject to the needs of Landlord with respect to the construction of the Base, Shell and Core of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises at no charge to Tenant.

     6.3  Tenant's Representative.  Tenant has designated Walter Ulloa as its
          -----------------------
sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.4  Landlord's Representative.  Landlord has designated Brenda
          -------------------------
Tiefenthaler as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     6.5  Time of the Essence in This Tenant Work Letter.  Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

     6.6  Tenant's Lease Default.  Notwithstanding any provision to the contrary
          ----------------------
contained in this Lease, if an event of default as described in Section 19.1 of this Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5.3 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

     6.7  Existing Tenant Improvements.  Landlord shall not remove, and Tenant
          ----------------------------
shall be entitled to use at no cost, all existing tenant improvements in the Premises, including, but not limited to, window coverings, demising walls, HVAC systems and ducting, and ceiling tiles.

                              EXHIBIT E - Page 7

                            SCHEDULE 1 TO EXHIBIT E
                            -----------------------

                                TIME DEADLINES
                                --------------


                  Dates                                   Actions to be Performed
                  -----                                   -----------------------
A.  August 30, 1999                          Final Space Plan to be completed by Tenant and
                                             delivered to Landlord, and Contractor to be
                                             selected by Tenant and notice of selection to be
                                             given by Tenant to Landlord.

B.  September 20, 1999                       Architectural working drawings ready for
                                             engineering.

C.  October 7, 1999                          Tenant to deliver Final Working Drawings to
                                             Landlord.

D.  Five (5) business days after the         Tenant to approve all or a portion of Cost
    receipt of a complete Cost Proposal by   Proposal and deliver all or a portion of Cost
    Tenant, or two (2) business days after   Proposal to Landlord, as applicable.
    the receipt of a Partial Cost Proposal
    by Tenant, as the case may be.

                       SCHEDULE 1 TO EXHIBIT E - Page 1

                                   EXHIBIT F
                                   ---------

                               THE WATER GARDEN
                               ----------------

                           FORM OF LETTER OF CREDIT
                           ------------------------

                      (Letterhead of a money center bank
                          acceptable to the Landlord)

                                August 19, 1999

WATER GARDEN COMPANY L.L.C.
c/o Tooley & Company
2425 Olympic Boulevard
Suite 520-East
Santa Monica California  90404
Attention:  General Manager

Ladies and Gentlemen:

     We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of Entravision Communications Company, LLC ("Entravision") the aggregate amount of Four Hundred Thousand and No/100 Dollars ($400,000.00), which amount shall decrease as set forth in that certain Office Lease dated August 19, 1999 (the "Lease") between Entravision and "Beneficiary," as that term is defined below, for space in that certain office building located at 2425 Olympic Boulevard, Santa Monica, California (the "Building").

     Funds under this Letter of Credit are available to the beneficiary hereof as follows:

     Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Water Garden Company L.L.C. ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by a representative of Beneficiary.

     This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

     The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

     This Letter of Credit shall expire on               .
                                           --------------

     Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to the parties listed in Section 29.13 of the Lease, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

                              EXHIBIT F - Page 1

     This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication 400.

                                   Very truly yours,

                                   (Name of Issuing Bank)

                                   By:
                                      ----------------------------------

                              EXHIBIT F - Page 2

                                 OFFICE LEASE
                                 ------------


                               THE WATER GARDEN
                               ----------------


                         WATER GARDEN COMPANY L.L.C.,
                     a Delaware Limited Liability Company,

                                 as Landlord,

                                      and

                   ENTRAVISION COMMUNICATIONS COMPANY, LLC,
                     a Delaware limited liability company,

                                  as Tenant.

                               THE WATER GARDEN
                               ----------------

                      SUMMARY OF BASIC LEASE INFORMATION
                      ----------------------------------

     The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (the "Office Lease") which pertains to the "Project," as that term is defined in the Office Lease, commonly known as "The Water Garden" located in Santa Monica, California. This Summary and the Office Lease are collectively referred to herein as the "Lease". Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

             TERMS OF LEASE
           (References are to
            the Office Lease)                                    DESCRIPTION
           ------------------                                    -----------
1.   Date:                                  August 19, 1999.

2.   Landlord:                              WATER GARDEN COMPANY L.L.C., a Delaware Limited
                                            Liability Company

3.   Tenant:                                ENTRAVISION COMMUNICATIONS COMPANY, LLC,
                                            a Delaware limited liability company.

4.   Premises (Article 1).

     4.1  Building Address:                 2425 Olympic Boulevard, Santa Monica, California
                                            90404.

     4.2  Premises:                         Approximately 9,307 rentable (7,911 usable) square
                                            feet of space located on the 6th floor of the
                                            Building, commonly known as Suite 6000-West as
                                            further set forth in Exhibit A to the Office Lease.

5.   Lease Term (Article 2).

     5.1  Length of Term:                   Seven (7) years.

     5.2  Lease Commencement Date:          The Lease Commencement Date shall occur as set forth
                                            in Article 2 of the Office Lease.  The Lease
                                            Commencement Date is anticipated to be December 1,
                                            1999.

     5.3  Lease Expiration Date:            The last day of the month in which the 7th
                                            anniversary of the Lease Commencement Date occurs.

     5.4  Option to Extend the Lease        One (1) option to extend the Lease Term for five (5)
          Term:                             years, as set forth in Section 2.2, below.

                                     (ii)

6.  Base Rent (Article 3):

                                                                 Monthly         Annual Rental Rate
          Period of Time                                     Installment of         per Rentable
        During Lease Term              Annual Base Rent         Base Rent           Square Foot
        -----------------              ----------------      --------------      ------------------
            First month
      through thirtieth month             $318,299.40           $26,524.95             $34.20

        Thirty-first month
      through sixtieth month              $340,636.20           $28,386.35             $36.60

  Sixty-first month through Lease
          Expiration Date                 $374,141.40           $31,178.45             $40.20

7.  Additional Rent (Article 4).

     7.1  Base Year:                  The calendar year of 2000

     7.2  Tenant's Share:             Approximately 2.7958%.

8.  Letter of Credit (Article 21):    $400,000.00, which amount shall
                                      decrease pursuant to the terms of
                                      Article 21.

9.  Parking Pass Ratio (Article 28):  Three (3) parking passes for every
                                      1,000 rentable square feet of the
                                      Premises.

10.  Broker(s) (Section 29.18):       Tooley & Company
                                      11150 Santa Monica Boulevard
                                      Suite 200
                                      Los Angeles, California 90025

                                      and

                                      Bailes & Associates, Inc.
                                      11601 Wilshire Boulevard, Suite 1900
                                      Los Angeles, California  90025

11.  Address of Tenant (Section       Entravision Communications Company, LLC
     29.13):                          11900 Olympic Boulevard, Suite 590
                                      Los Angeles, California  90064
                                      Attention:  Ms. Jeanette Tully
                                      (Prior to Lease Commencement Date)

                                                       and

                                      Entravision Communications Company, LLC
                                      2425 Olympic Boulevard, Suite 6000-West
                                      Santa Monica, California  90404
                                      Attention:  Ms. Jeanette Tully
                                      (After Lease Commencement Date)

                                     (iii)

     The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

                              "Landlord":

                              WATER GARDEN COMPANY L.L.C.,
                              a Delaware Limited Liability Company

                              By: /s/ David Chen

                                  David Chen,
                                  Vice President


                              "Tenant":

                              ENTRAVISION COMMUNICATIONS COMPANY, LLC, a Delaware limited liability company

                              By: /s/ Jeanette Tully

                                  Its: Exec VP-Treasurer

                              By: /s/ Philip C. Wilkinson

                                  Its: President-COO

                                     (iv)

                                THE WATER GARDEN
                                ----------------

                                     INDEX
                                     -----

ARTICLE     SUBJECT MATTER                                           PAGE
-------     --------------                                           ----
            SUMMARY OF BASIC LEASE INFORMATION                        ii
ARTICLE 1   PREMISES, BUILDING, PROJECT, AND COMMON AREAS...........   1
ARTICLE 2   INITIAL LEASE TERM; OPTION TERM.........................   2
ARTICLE 3   BASE RENT...............................................   4
ARTICLE 4   ADDITIONAL RENT.........................................   5
ARTICLE 5   USE OF PREMISES.........................................  12
ARTICLE 6   SERVICES AND UTILITIES..................................  12
ARTICLE 7   REPAIRS.................................................  13
ARTICLE 8   ADDITIONS AND ALTERATIONS...............................  14
ARTICLE 9   COVENANT AGAINST LIENS..................................  15
ARTICLE 10  INSURANCE...............................................  16
ARTICLE 11  DAMAGE AND DESTRUCTION..................................  17
ARTICLE 12  NONWAIVER...............................................  19
ARTICLE 13  CONDEMNATION............................................  19
ARTICLE 14  ASSIGNMENT AND SUBLETTING...............................  20
ARTICLE 15  SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES........  22
ARTICLE 16  HOLDING OVER............................................  23
ARTICLE 17  ESTOPPEL CERTIFICATES...................................  23
ARTICLE 18  SUBORDINATION...........................................  24
ARTICLE 19  DEFAULTS; REMEDIES......................................  24
ARTICLE 20  ATTORNEYS' FEES.........................................  26
ARTICLE 21  LETTER OF CREDIT........................................  26
ARTICLE 22  SUBSTITUTION OF OTHER PREMISES..........................  27
ARTICLE 23  SIGNS...................................................  27
ARTICLE 24  COMPLIANCE WITH LAW.....................................  28
ARTICLE 25  LATE CHARGES............................................  28
ARTICLE 26  LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT....  28
ARTICLE 27  ENTRY BY LANDLORD.......................................  29
ARTICLE 28  TENANT PARKING..........................................  29
ARTICLE 29  MISCELLANEOUS PROVISIONS................................  30

EXHIBITS

A  OUTLINE OF PREMISES

B  FORM OF NOTICE OF LEASE TERM DATES

C  RULES AND REGULATIONS

D  FORM OF TENANT'S ESTOPPEL CERTIFICATE

E  TENANT WORK LETTER

F  FORM OF LETTER OF CREDIT


                                      (v)